Exhibit 99.1

This presentation includes forward-looking statements that are subject to many risks and uncertainties. These forward-looking statements, such as statements about Nemaura’s short-term and long-term growth strategies, can sometimes be identified by use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive,” and similar words. These statements involve many risks and uncertainties that may cause actual results to differ from what may be expressed or implied in these statements. These risks are discussed in Nemaura’s filings with the Securities and Exchange Commission (the “Commission”), including the risks identified under the section captioned “Risk Factors” in Nemaura’s Quarterly Report on Form 10-Q filed with the Commission on February 09, 2018 and in Nemaura’s Registration Statement on Form S-3 filed with the Commission on March 18, 2016. Nemaura disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

•Differentiated product platform; potentially disruptive product to traditional blood glucose monitoring technology Technology evolved out of Company’s fundamental expertise in transdermal drug delivery •Non-invasive, flexible and affordable adhesive skin-patch based proprietary platform technology •Skin-patch integrated with a Bluetooth-enabled transmitter that syncs to our app on users’ smart devices for continuous monitoring   •Significant advantages over traditional monitoring technologies
•Non-invasive (Needle-free and Pain-free1) •Flexible (Daily disposable) •Affordable (Anticipated daily retail price <$2.50)   •Lead indication: Glucose Monitoring  •1 in 11 adults worldwide has diabetes (WHO) with numbers expected to grow ~50% by 2030
•The glucose monitoring market is largely underpenetrated in both the U.S. and E.U., leaving us greenfield opportunity  •Platform technology enables application / indication expansion  •Capable of reading many analytes or prescription medications present in interstitial fluid

Full color, high-resolution images of the data, rapidly converted using an algorithm, and displayed in various formats including tabular and graphical, with user-defined alarms for high and low readings. SugarBEAT applied to the skin, containing (i) reusable Bluetooth-enabled transmitter,  (ii) rechargeable battery and (iii) disposable skin patch.

Combined approximate size 4cm x 3cm x 9mm

Our proprietary BEAT™ technology platform consists of an adhesive daily-disposable skin patch integrated into a reusable Bluetooth-enabled transmitter that collects and quantifies a wide range of analytes present within interstitial fluid. The BEAT™patch extracts glucose from below the skin to an adhesive skin-patch  integrated into a transmitter The Bluetooth-enabled transmitter measures and transmits glucose data to a proprietary application pre-downloaded on user’s smartwatch / smartphone A proprietary algorithm within the application converts this data to a concentration value This value is displayed on the smartwatch /smartphone and can be forwarded on to cloud based health care team

vSugarBEAT® commercial launch expected Q4 2018 in UK vCE Mark granted Q1 2016 on predecessor version (watch format) vCE approval required for wireless version as adjunct device, with European Clinical Trials completed in Q4 2017 and PMA clinical trial targeted to commence in Q4 2018

<1% within 5 years Type 1 Insulin Dependent (~6.5% of diabetics) 1 Most Type 1s on Continuous Glucose Monitoring (CGM) would prefer daily continuous monitoring, therefore Dexcom and Abbott are better choices as finger prick calibration is not required for Dexcom or Libre. 3  Most Type 2s do not use CGMs and are more likely to undertake intermittent monitoring, therefore sugarBEAT is attractive due to its one-day wear flexibility, non-invasiveness and lower cost.2  Most Type 2 non-insulin dependents would benefit from understanding factors that affect their blood sugar trends and should find that sugarBEAT’s one-day wear flexibility, non-invasiveness and lower cost make it an attractive option compared to other CGMs.